Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33072, No. 33-49305, No. 33-54455, No. 333-04435, No. 333-57095, No. 333-86801, No. 333-41408, No. 333-86280, and No. 333-105622) and on Form S-3 (No. 333-100419) of Humana Inc. of our report dated February 24, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Louisville, Kentucky

March 5, 2004